EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1
(No. 333-121790) of our reports dated March 8, 2006 and March 11, 2005, relating to the financial statements of ICON Leasing Fund Eleven, LLC, and dated September 30, 2005 and June 10, 2004, relating to the consolidated financial statements of ICON Capital Corp. and to the reference to our Firm as it appears under the caption “Experts” in the prospectus.

/s/ Hays & Company, LLP

New York, New York

March 22, 2006